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                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT made this 1st day of July, 2004, by and between AGREE REALTY CORPORATION, a Maryland corporation (the "Company"), and RICHARD AGREE (the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Executive is expected to make certain contributions to the financial strength of the Company;

      WHEREAS, the Company desires to assure itself of the continuity of management and desires to establish certain compensation rights of certain of its key senior executive officers, including the Executive; and

      WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

      1. EMPLOYMENT; TERM. The Company hereby employs the Executive as Chairman of the Board of Directors and President of the Company and the Executive agrees to serve the Company in such capacity for the period commencing on July 1, 2004 (the "Effective Date") and ending on June 30, 2009 (the "Initial Term").

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      2. TERMINATION. Subject to the terms and conditions set forth herein, the
Executive's employment may be terminated by either party hereto upon thirty (30) days' written notice to the other party hereto.

      3. DUTIES. The Executive shall be responsible for the supervision, control and conduct of all the business and affairs of the Company and shall have such additional duties and any additional responsibilities as are normally assigned to a Chief Executive Officer and President which may from time to time be reasonably designated by the Board of Directors of the Company (the "Board"), provided that in no event shall the scope of his duties and the extent of his responsibilities be substantially different from the duties and responsibilities usually associated with those positions in a publicly-held corporation similar in size and function to the Company. The Executive agrees that he will conduct all investigations, make all inquiries, provide all services and execute all reports, certifications and/or attestation required of him in his capacity as the Chief Executive Officer of the Company and the "Principal Executive Officer" of the Company (as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the Sarbanes-Oxley Act of 2002, the related rules and regulations promulgated by the Securities and Exchange Commission and the rules and regulations of the New York Stock Exchange. At all times, the Executive shall be subject to the direction of the Board. During the period the Executive is employed by the Company (the "Employment Period"), the Executive shall devote his full business time and best efforts to the business and affairs of the Company and its subsidiaries, except for any business activities rendered by the Executive in connection with the partnerships listed on Schedule A. The Executive will not be prevented from (i) engaging in any civic or charitable activity for which the Executive receives no compensation or other pecuniary advantage; (ii) investing his personal

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assets in businesses which do not compete with the Company, provided that such investment will not require any services on the part of the Executive in the operation of the affairs of the businesses in which investments are made which would unreasonably interfere with his obligations hereunder; (iii) purchasing securities in any corporation whose securities are publicly traded, provided that such purchases will not result in the Executive owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business competitive with that of the Company; (iv) serving as a director of any corporation that does not engage in any business which is competitive with the then current business of the Company as any of its subsidiaries (as defined in Section 7 hereof); or (v) participating in any other activity approved in advance in writing by the Board.

      4. COMPENSATION. The Company shall pay the Executive a salary at the initial rate of two hundred thousand dollars ($200,000.00) per annum, subject to review by the Board's Compensation Committee. Such compensation shall be shall be payable in accordance with the usual payroll practices of the Company, as compensation to the Executive for the services rendered by the Executive hereunder, including, but not limited to, all services rendered by the Executive as an officer or director of the Company and its subsidiaries. The Compensation Committee shall review the Executive's salary immediately prior to the end of each fiscal year during the Employment Period to determine whether the Executive's salary shall be adjusted based on such criteria as the Compensation Committee shall from time to time establish. (For purposes of this Employment Agreement, the term "salary" shall mean the amount established and adjusted from time to time pursuant to this Section 4.)

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      5     BENEFITS.

            (a) The Company agrees to reimburse the Executive for all reasonable and necessary travel, business entertainment and other business expenses incurred by the Executive in connection with the performance of his duties under this Employment Agreement. Such reimbursements shall be made by the Company on a timely basis upon submission by the Executive of documentation in accordance with the Company's standard procedures. All such reimbursements shall be subject to limitations, which may from time to time be prescribed by the Board.

            (b) The Executive shall be entitled to participate in any and all life insurance, medical insurance group health, disability insurance, and other benefit plans which are made generally available during the Employment Period by the Company to executives of the Company, including, but not limited to, the Company's Stock Incentive Plan, Profit Sharing Plan and performance Bonus Plan (to the extent that the Executive qualifies under the eligibility provisions of such plan or plans). Additionally, the Executive shall be entitled to receive annual paid vacation and paid holidays made available pursuant to Company policy to all of the senior executives of the Company.

            (c) In the event of the death or disability (as defined below) of the Executive, the Executive's employment hereunder shall terminate, and in addition to any amounts payable at such time and in accordance with the terms of
Section 4 hereof (appropriately pro-rated), the Company shall, for the longer of
(i) the remainder of the calendar year in which the Executive dies or becomes disabled or (ii) six (6) months, pay to the Executive or the Executive's personal representative, as the case may be, the Executive's salary at the date of such death or disability,

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and the pro-rata portion of the Executive's average bonus over the previous three calendar years. In addition, all unvested shares of the Company's common stock issued to the Executive under the Company's Stock Incentive Plan shall become fully vested. For the purposes of this Employment Agreement, the term "disability" shall mean the absence of the Executive, due to physical or mental illness, on a full time basis for one hundred twenty (120) consecutive business days or for shorter periods which aggregate more than four months during any consecutive twelve (12) month period.

            (d) In the event the employment of the Executive is terminated by the Company for any reason other than for cause (as defined below), the Executive shall be entitled to all amounts payable during the Initial Term (including, but not limited to, salary at the then applicable rate) within ten
(10) days of such termination and the Executive shall have the right to continue to participate in all benefit plans made generally available by the Company to its executives during the Initial Term. In addition, all unvested shares of the Company's common stock issued to the Executive under the Company's Stock Incentive Plan shall become fully vested. For purposes of this Section 5(d) the term "cause" shall mean: (i) the Executive's willful failure or refusal to perform specific reasonable written directives of the Board, which directives are consistent with the scope and nature of the Executive's duties and responsibilities under this Employment Agreement, and which are not remedied by the Executive within sixty (60) days after being notified, in writing, of his failure by the Board; (ii) the Executive's conviction of a felony; (iii) any act of dishonesty involving the Company which results in an unjust gain or enrichment to the Executive at the expense of the Company; (iv) any act involving moral turpitude of the Executive which adversely affects the business of the Company; or (v) a material breach by the Executive of his obligations under Section 7 hereof. For purposes

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of this Agreement, no act or failure to act on the part of the Executive shall be deemed "willful" if it was due primarily to an error in judgment or negligence, but shall be deemed "willful" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

      The Executive shall not be deemed to have been terminated for "cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "cause" as herein defined and specifying the particulars thereof in detail.

            (e) In the event this Employment Agreement is terminated by the Company for "cause," the Executive shall forfeit his right to any and all benefits (other than any previously vested benefits, including, without limitation, the Executive's salary through the date of termination) which the Executive would otherwise have been entitled to receive pursuant to the terms of this Employment Agreement.

      6. CHANGE IN CONTROL OF THE COMPANY. If a Change in Control (as defined below) of the Company occurs prior to the scheduled expiration of the Term of this Employment Agreement and within three years after the Change in Control of the Company, the Executive is terminated by the Company for reasons other than death, disability, or cause, the Company, or any successor thereto, will pay to the Executive within 30 days of Executive's termination of

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employment, an amount equal to the greater of (i) three (3) times Executive's compensation, or (ii) the Executive's compensation due over the Initial Term of this agreement which, for purposes of this Section, "Executive compensation" shall mean an amount equal to the highest annualized rate of Executive's salary prior to the date of termination. In addition, all unvested shares of the Company's common stock issued to the Executive under the Company's Stock Incentive Plan shall become fully vested.

      For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Initial Term any of the following events occurs:

            (a) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction;

            (b) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding voting securities of which are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

            (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of

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securities representing 25% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors of the Company ("Voting Stock");

            (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

            (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

      Notwithstanding the foregoing provision of Section 6(c) or 6(d) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because the Company, an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity, any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether

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in excess of 25% or otherwise, or because the Company, reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

      7. NON-COMPETITION. The Executive agrees that if the Executive is terminated for "cause" or voluntarily terminates his employment hereunder, that for a one year period the Executive shall not engage in any business which is competitive with the then current business of the Company or any of its subsidiaries. For the purposes of this Section 7 a business shall be deemed competitive if it consists of or includes any type or line of business engaged in by the Company or any of its subsidiaries at the time of such terminations and which is conducted in whole or in part, within those states where the Company then conducts business. The executive shall be deemed, directly or indirectly, to engage in a business if he participates in such business as a director, officer, stockholder, employee, salesman, partner or individual proprietor, or if he participates in such business as an investor who has made advances on loan, contributions to capital or expenditures for the purchase of stock, permits his name to be used by, acts as a paid consultant or paid advisor to, or if the Executive exerts a controlling influence over such business, provided that nothing herein contained shall be deemed to preclude the purchase of securities of publicly owned companies which securities are listed on a national securities exchange, but the total holding of any such securities so listed shall be limited to five percent (5%) of the amount of such securities outstanding.

      8. CONFIDENTIALITY. The Executive shall not at any time use or divulge, furnish or make accessible to anyone (other then in the regular course of the business of the Company or any of its subsidiaries) any knowledge or information of trade secrets and proprietary information which has not otherwise become publicly available (including, but not limited to,

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any information concerning customers or accounts) with respect to the business affairs of the Company or any of its subsidiaries.

      9. NOTICES. All notices relating to this Employment Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or sent in the United States by registered or certified mail, return receipt requested, in a postpaid envelope, addressed to the other party at the address set forth below, or to such changed address as the other party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

         To the Company                              Agree Realty Corporation
                                                     31850 Northwestern Highway
                                                     Farmington Hills, MI 48334

         To the Executive                            2455 Wendrick Court
                                                     West Bloomfield, MI 48322

      10. ASSIGNABILITY, BINDING EFFECT AND SURVIVAL. This Employment Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged, and shall inure to the benefit of and be binding upon the Executive, his heirs, executors, administrators and legal representatives, provided that the obligations of the Executive hereunder may not be delegated.

      11. COMPLETE UNDERSTANDING; AMENDMENT; WAIVER. This Employment Agreement constitutes the complete understanding between the parties with respect to the employment of the Executive hereunder, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This

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Employment Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

      12. SEVERABILITY. If any provision of this Employment Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Employment Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.

      13. GOVERNING LAW. This Employment Agreement shall be governed and construed in accordance with the internal laws of the State of Michigan without regard to conflict of laws provisions.

      14. INDEMNIFICATION. The Company shall indemnify the Executive against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred, in any action or proceeding to which the Executive is made a party by reason of the fact that he is or was an officer or director of the Company, to the fullest

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extent permitted by law, the By-laws of the Company and the Articles of
Incorporation of the Company.

      15. COUNTERPARTS. This Employment Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto.

      16. TITLES AND CAPTIONS. All paragraph, article or section titles or captions in this Employment Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Employment Agreement as of the date first above written.

                                           AGREE REALTY CORPORATION
                                           COMPENSATION COMMITTEE

                                           By: Gene Silverman
                                               ----------------------------
                                           Name: Gene Silverman
                                           Title: Chairman

                                           By: /s/ Richard Agree
                                               ----------------------------
                                               Richard Agree
                                               Executive

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                                   SCHEDULE A

Anderson Plaza

Brentwood Realty Associates

Floyd Realty Associates

Gas City Plaza

Grant Line Plaza

Greenwood Realty Associates

Harden Realty Associates

Hartman Realty Associates

Main Realty Associates

Marshall Plaza

Parkway Plaza Limited Partnership

West Frankfort Plaza

T.M.J. Incorporated

Radcliff, Inc.

                                 Schedule A - 1